Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Home Federal Bancorp, Inc. of Louisiana

We consent to the incorporation by reference in the Registration Statement of Home Federal Bancorp, Inc. of Louisiana on Form S-8 (Registration Nos. 333-251604,  333-209040, 333-181797, 333-171730 and 333-171731) of our report dated September 28, 2021, relating to our audit of the consolidated financial statements of Home Federal Bancorp, Inc. of Louisiana, which appears in this Form 10-K for the year ended June 30, 2022.
A Professional Accounting Corporation

Covington, Louisiana
September 26, 2022